Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF AMEC

The subsidiaries and joint ventures which, in the opinion of the directors, principally affect group trading results and net assets are listed below. Except where indicated, all subsidiaries listed below are wholly owned, incorporated in Great Britain and carry on their activities principally in their countries of incorporation. Shares are held by subsidiary companies except where otherwise noted.

	Nature of business	Country of incorporation and principal area of operation
AMEC AES, Inc.	Nuclear Engineering & Consultancy Services	US
AMEC Americas Limited	Engineering, Procurement and Construction Management relating to Oil Sands and Mining sectors, and Environmental & Infrastructure Services	Canada
AMEC Australia Pty Limited

Engineering, Procurement and Construction Management Services relating to the Oil & Gas and Mining Sectors and Design and Accreditation Services in the bioprocess industry and controlled environment systems

Australia
AMEC Asia KK	Environmental & Infrastructure Services	Japan
AMEC (Bermuda) Limited	Internal Investments and Finance Provider	Bermuda
AMEC Cade Ingenieria y Desarrollo de Proyectos Ltda.	Engineering and Procurement Services relating to Power & Process sector	Chile
AMEC Cade Servicios de Ingenieria Ltda.	Engineering and Procurement Services relating to Power & Process sector	Chile
AMEC Environment & Infrastructure Pty Limited	Environmental & Infrastructure Services	Australia
AMEC Engineering Holdings Pty Limited	Holding Company	Australia
AMEC Environment & Infrastructure UK Limited	Environmental & Infrastructure Services	UK
AMEC Environment & Infrastructure, Inc.	Environmental & Infrastructure Services	US
AMEC Earth and Environmental (U.K.) Limited	Environmental & Infrastructure Services	UK
AMEC E&C Services, Inc.	Engineering, Procurement and Construction and Construction	US

	Nature of business	Country of incorporation and principal area of operation
Management Services
AMEC Finance Limited(1)	Internal Finance Provider	UK
AMEC GRD SA BV	Engineering, Procurement and Construction Management Services relating to the Mining sector	Netherlands
AMEC Group Limited(1)	Engineering, Procurement, Construction, Construction Management Services and Operations and Maintenance Services relating to Oil & Gas and Transmission & Distribution sectors	UK
AMEC Holdings, Inc.	Holding Company	US
AMEC Inc.	Holding Company	Canada
AMEC International Ingenieria y Construcción Limitada	Engineering, Procurement and Construction Management Services relating to Mining sector and Environmental & Infrastructure Services	Chile
AMEC Kamtech, Inc.	Engineering, Procurement and Construction Services relating to Power & Process sector	US
AMEC Nuclear UK Limited	Nuclear Engineering & Consultancy Services	UK
AMEC NCL Limited	Nuclear Engineering & Consultancy Services	Canada
AMEC NSS Limited	Nuclear Engineering & Consultancy Services	Canada
AMEC Nuclear Holdings Limited	Holding Company	UK
AMEC Oil & Gas, Inc.	Engineering and Procurement Services relating to Oil & Gas sector	US
AMEC Operations Ghana Limited	Engineering, Procurement and Construction Management Services relating to the Oil and Gas sector	Ghana
AMEC Petroleo e Gas Ltda.	Holding Company	Brazil
AMEC (Peru) S.A.	Engineering, Procurement and Construction Management Services relating to Mining sector and Environmental & Infrastructure	Peru

	Nature of business	Country of incorporation and principal area of operation
Services
AMEC Programs, Inc.	Engineering, Procurement and Construction Services relating to US Federal Government contracts	US
AMEC Project Investments Limited	Internal Project Investments and Holding Company for certain Joint Ventures	UK
AMEC Property and Overseas Investments Limited(1)	Holding Company	UK
Aquenta Consulting Pty Limited	Quantity Surveying, Cost and Contract Management Services	Australia
Atlantic Services Limited	Captive Insurance Company	Bermuda
Energy, Safety and Risk Consultants (U.K.) Limited	Nuclear Engineering & Consultancy Services	UK
Kromav Engenharia S.A.(2)	Engineering and Procurement Services relating to Oil & Gas sector	Brazil
National Ventures, Inc.	Holding Company	US
Performance Improvements (PI) Limited	Engineering and Consulting Services relating to Oil & Gas sector	UK
Performance Improvements (PI) Group Limited	Engineering and Consulting Services relating to Oil & Gas sector	UK
Primat Recruitment Limited	Provision of Manpower Services	UK
Rider Hunt International Limited	Quantity Surveying, Cost and Contract Management Services	UK
Terra Nova Technologies, Inc.	Design and Manufacture of Equipment relating to Mining Sector	US

Notes:

(1)         Shares are held directly by AMEC.

(2)         Kromav Engenharia S.A. is 50 per cent. owned by AMEC.